As filed with the Securities and Exchange Commission on June 12, 1995. Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDEPENDENT BANK CORP.
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS					                     04-2870273
(State or Other Jurisdiction			     	(I.R.S. Employer
of Incorporation or Organization)				Identification No.)


288 Union Street, Rockland, Massachusetts                 02370
(Address of Principal Executive Offices)                (Zip Code)


AMENDED AND RESTATED INDEPENDENT BANK CORP.
1987 INCENTIVE STOCK OPTION PLAN
(Full title of the Plan)

Douglas H. Philipsen
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
(Name and Address of Agent For Service)

(617) 878-6100
(Telephone Number, Including Area Code, of Agent for Service)



Copy to:

Lawrence M. Levinson, Esquire
Burns & Levinson
125 Summer Street
Boston, Massachusetts 02110
(617) 345-3000

CALCULATION OF REGISTRATION FEE

				                                               Proposed
			                               Proposed         Maximum
Title of           Amount         Maximum          Aggregate    Amount of
Securities to      to be          Offering Price   Offering     Registration
be Registered      Registered     Per Share        Price        Fee
                     (1)             (2)             (2)

Common Stock        300,000        $6.5625         $1,968,750     $679
($.01 Par
 Value)


(1)    	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the
"Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated Independent Bank Corp. 1987 Incentive Stock Option Plan as revised, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2)    	Estimated pursuant to Rule 457(c) and (h) solely for the purpose of determining the registration fee, based upon the average of the high and low sales prices, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on June 9, 1995.

    	This document is being filed for the purpose of registering additional securities subject to the Amended and Restated Independent Bank Corp. 1987 Incentive Stock Option Plan, for which a registration statement has been previously filed.

INCORPORATION BY REFERENCE

    	Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the following documents:

    	1.	The contents of the Registration Statement on Form S-8, File No.
33-13158, as filed with the Securities and Exchange Commission (the "Commission") on April 3, 1987.

    	2.	The contents of the prospectus supplement pursuant to Rule 424(c) to the Registration Statement on Form S-8, File No. 33-13158, as filed with the
Commission on May 14, 1991.

    	3.	The contents of the Registration Statement on Form S-8, File No.
33-50770, as filed with the Commission on August 3, 1992.

    	4.	The contents of the Registration Statement on Form S-8, File No.
33-65114, as filed with the Commission on June 28, 1993.


EXHIBITS

    	1.	Opinion of Burns & Levinson with respect to the legality of the securities being registered and consent to use of such opinion.

    	2.	Consent of Arthur Andersen LLP.

SIGNATURES

    	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rockland, Commonwealth of Massachusetts, on the 11th day of May, 1995.


		                                          					INDEPENDENT BANK CORP.

	                                          						By: Douglas H. Philipsen
                                          							    President


    	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature			               	Title		                      		Date

/s/ John F. Spence, Jr.		     Chairman of the Board       	May 11, 1995
			                          	of Directors, Chief
                          				Executive Officer and
	                          			Director (Principal
                          				Executive Officer)

/s/ Douglas H. Philipsen		    President and Director      	May 11, 1995

/s/ Richard J. Seaman       		Treasurer and Chief         	May 11, 1995
                          				Financial Officer
                          				(Principal Financial
                          				and Accounting Officer)

/s/ Richard S. Anderson		     Director	                  		May 11, 1995

/s/ Donald K. Atkins        		Director	                  		May 11, 1995

/s/ W. Paul Clark	          		Director		                  	May 11, 1995

/s/ Robert L. Cushing       		Director			                  May 11, 1995

/s/ Benjamin A. Gilmore, II	  Director			                  May 11, 1995

/s/ James T. Jones		          Director		                  	May 11, 1995

/s/ Lawrence M. Levinson    		Director		                  	May 11, 1995

/s/ Richard H. Sgarzi	       	Director	                  		May 11, 1995

/s/ Robert J. Spence        		Director			                  May 11, 1995

/s/ William J. Spence        	Director                   		May 11, 1995

    Brian S. Tedeschi	       	Director

/s/ Thomas J. Teuten		        Director			                  May 11, 1995